UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2012

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2012, National Bankshares, Inc. subsidiary, The National Bank of Blacksburg (the “Bank”), entered into a new salary continuation agreement with Bryson J. Hunter, Senior Vice President, Secretary and Counsel to the Company and Counsel to the Bank.  On the same date, the Bank entered in an amendment of an existing salary continuation agreement with David K Skeens, Chief Financial Officer of the Company.  The named executive officers are part of a select group of Company or subsidiary executives who receive similar benefits under a salary continuation plan that is funded by an investment in Company or subsidiary owned life insurance policies on the lives of the executives.  The executives and their beneficiaries are unsecured creditors of the Company and subsidiaries with respect to the benefits under the salary continuation plans.

Each of the salary continuation agreements provides an annual benefit for the executive officer at normal retirement age (age 65), that is payable for the greater of 15 years or the executive’s lifetime.  If the executive dies before receiving annual benefit for 15 years, the benefit is paid to the executive’s beneficiary for the remainder of that period.  A reduced benefit is payable upon the executive’s early termination, disability or upon a change in control of the executive’s employer.  “Early termination”, “disability” and “change in control” are each defined in the salary continuation agreements.  A death benefit that is equal in amount to the retirement benefit is paid to the executive’s beneficiary for 15 years in the event of the executive’s death while an active employee.  No benefit is payable if the executive is terminated for cause, as that term is defined in the agreement.

The salary continuation agreement with Mr. Hunter provides that he will receive annual payments of $54,862.00 beginning at normal retirement in 2033.  The agreement with Mr. Skeens, as amended, calls for annual payments of $65,940.00 at his normal retirement in 2031.  At the time Mr. Skeens and the subsidiary entered into the original agreement and the First and Second Amendments, Mr. Skeens was not a “named executive officer” of the Company.

A copy of each of the salary continuation agreements and any amendments thereto with Mr. Hunter and Mr. Skeens are attached as Exhibit 10(iii)(A).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are filed with this Current Report pursuant to Item 5.02:

10.1	Salary Continuation Agreement between The National Bank of Blacksburg and Bryson J. Hunter.

10.2	Salary Continuation Agreement, and the First, Second, and Third Amendments between The National Bank of Blacksburg and David K. Skeens.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: January 25, 2012	By:	/s/ JAMES G. RAKES
James G. Rakes
Chairman
President and Chief Executive Officer